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                                                                EXHIBIT 10.15.1

                             FIRST AMENDMENT TO THE

                      BEHAVIORAL HEALTH SERVICES AGREEMENT


     The Behavioral Health Services Agreement (the "Agreement"), effective September 26, 1997, among American Psych Systems, Inc. ("APS"), American Psych Systems Holdings, Inc. ("APSH"), Coventry Health Care, Inc. ("CHC") and the Original HMO Subsidiaries as defined therein, is hereby amended as follows:

1.   Amendments to the Agreement.

     1.1 The parties agree to negotiate in good faith to amend Section 4.8, "Performance Standards," of the Agreement. Specifically, the parties agree to amend the Termination Standards and Goal Performance Standards set forth in Attachment D-1 and Attachment D-2, respectively, regarding certain Service Measures and Standards, and the methodology for calculating and the Rate Reduction for Sub-Standard Performance set forth in Section 4.8.5.

     The parties attended a meeting on April 28, 1999 to discuss amendments to
Section 4.8. Each party represents that it had appropriate representative(s) attend the meeting on its behalf, and acknowledges that the goal of the meeting was to reach a tentative agreement on the amendments to Section 4.8 with final agreement on the amendments to be reached by July 28,1999.

     In the event that the parties are unable to reach final agreement on the amendments to Section 4.8 by the date prescribed above, then the following default provisions shall apply:

          o The Service Measures and Standards set forth in Attachment D-1 and Attachment D-2 shall be modified in accordance with APS' proposal to CHC dated March 18,1999, a copy of which is attached hereto as Exhibit 1. Changes in the Service Measures and Standards in accordance with this paragraph are effective
               April 1, 1999.

          o No changes to Section 4.8.5 and no other changes to Attachments. D-1 or D-2 shall be effective unless agreed to by the parties.

     1.2 Section 6.4.1, "PBHC's Internal Appeal Process," is amended as follows:

     a. by replacing "in a timely manner" in line 3 with "within 30 days but no less than 45 days"; and

     b. by inserting "(2nd level appeal)" before the end of the last sentence and inserting the following thereafter:

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          The HMO Subsidiary or Affiliated Payor must make an attempt to resolve the matter within 30 days but no later than 45 days following referral of the dispute from PBHC. The HMO Subsidiary's or Affiliated
          Payor's decision shall be binding unless the Member appeals. If the Member appeals the decision of the HMO Subsidiary or Affiliated Payor, then the appeal shall be referred to the appropriate state regulatory agency (or appropriate plan representative if the Member's claim is subject to ERISA) for resolution. Such decision shall be binding. The foregoing shall not be deemed or construed as limiting or otherwise restricting PBHC's rights under Section 14.1.

     1.3 Section 9 2, "Annual Adjustments For Inflation," is hereby replaced with the following:

               9.2.1 Effective as of January 1, 1999 for the 1999 calendar year, the Capitation Rates shall be increased by an inflationary adjustment of 1.73%. Such inflationary adjustment shall be applied to all capitation payments due on or after the effective date of this Amendment. For capitation payments made or owing to APS prior to such date, CHC agrees to pay APS the inflationary adjustment on such capitation payments calculated without interest. Such payment shall be made within thirty (30) days -of the effective date of this Amendment.

               9.2.2 Commencing on January 1, 2000 and on each January 1 thereafter during the initial term of this Agreement (except for years subject to adjustment pursuant to Section 9.3), the Capitation Rate shall increase or decrease by the annual average percentage change in the U.S. Department of Labor, Bureau of Labor Statistics Consumer Price Index, All Urban Consumers for the United States City Average ("CPI-U Index"). APS shall calculate the annual average percentage change by July 27 of each year by (1) adding the CPI-U Index for each of the twelve (12) previous months, beginning with the most recently published Consumer Price Index report, and dividing this number by twelve (12) (2nd Year Average Index"); (2) determining the annual average CPI-U Index for the year preceding the year identified in clause (1) above using the same twelve (12) month period ("1st Year Average Index"); and (3) calculating the percentage change of the 2nd Year Average Index over the 1st Year Average Index ("Percentage Change"). The increase or decrease in Capitation Rates shall equal the amount of the Capitation Rates multiplied by the Percentage Change, rounded to the nearest cent. APS shall provide CHC with written notice of the annual average percentage change, along with the documentation utilized to perform the calculation, by August 27 of each year.


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2.   General Provisions.

     2.1 Nothing herein shall be held to vary, alter, waive or extend any of the terms, conditions, agreements, or limitations of the Agreement except as above stated in this Amendment.

     2.2 This Amendment shall terminate upon the termination of the Agreement and under the same terms and conditions specified in the Agreement.

     2.3 The effective date of this Amendment is June 1, 1999.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers as of the date set forth below.

AMERICAN PSYCH SYSTEMS, INC.

By:  /s/ Scott O. Taylor
   -----------------------------
Name:   Scott O. Taylor
     ---------------------------
Title:  VP Finance
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AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

By:  /s/ Scott O. Taylor
   -----------------------------
Name:   Scott O. Taylor
     ---------------------------
Title:  VP Finance
      --------------------------


COVENTRY HEALTH CARE, INC.
On behalf of itself and the HMO Subsidiaries

By:  /s/ Thomas P. McDonough
   -----------------------------
Name:  THOMAS P. MCDONOUGH
     ---------------------------
Title: COV
      --------------------------